Exhibit 99.1
Horizon Lines Reaches Agreement with CSX
05.02.2011
CHARLOTTE, NC, May 2, 2011 — Horizon Lines, Inc. (NYSE: HRZ) today announced that it has finalized an agreement with CSX Corporation to reduce charter payments on three vessels leased from CSX.
Under the agreement, charter hire expense has been reduced by $3 million annually, retroactive to January 2011, through the January 2015 expiration of the charter. The agreement represents a total savings of $12 million for Horizon Lines over the remaining life of the charter. The three chartered vessels, the Horizon Anchorage, Horizon Tacoma, and Horizon Kodiak, serve in the Alaska tradelane and were built in 1987.
“We greatly appreciate the willingness of CSX to provide meaningful financial assistance as we work to refinance our debt and position Horizon Lines for long-term success,” said Michael T. Avara, Executive Vice President and Chief Financial Officer. “As our former parent company, CSX remains a valued and very important business partner.”
The reduction in charter hire expense of $3 million this year that was achieved by the finalization of this agreement was previously included in company estimated 2011 cost-savings projections of $18 million or greater.
About Horizon Lines
Horizon Lines, Inc. is the nation’s leading domestic ocean shipping and integrated logistics company. The company owns or leases a fleet of 20 U.S.-flag containerships and operates five port terminals linking the continental United States with Alaska, Hawaii, Guam, Micronesia and Puerto Rico. The company provides express trans-Pacific service between the U.S. West Coast and the ports of Ningbo and Shanghai in China, manages a domestic and overseas service partner network and provides integrated, reliable and cost competitive logistics solutions. Horizon Lines, Inc., is based in Charlotte, NC, and trades on the New York Stock Exchange under the ticker symbol HRZ.
Forward Looking Statements
The information contained in this press release should be read in conjunction with our filings made with the Securities and Exchange Commission. This press release contains “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. Words such as, but not limited to, “will,” “may,” “expect,” “would,” “could,” and similar expressions or phrases identify forward-looking statements.

Factors that may cause expected results or anticipated events or circumstances discussed in this press release to not occur or to differ from expected results include: our ability to maintain adequate liquidity to operate our business; our ability to repay our indebtedness; volatility in fuel prices and in freight rates; decreases in shipping volumes; or our ability to continue as a going concern.
All forward-looking statements involve risk and uncertainties. In light of these risks and uncertainties, expected results or other anticipated events or circumstances discussed in this press release might not occur. We undertake no obligation, and specifically decline any obligation, to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. See the section entitled “Risk Factors” in our Form 10-K filed with the SEC on March 28, 2011, for a more complete discussion of these risks and uncertainties and for other risks and uncertainties. Those factors and the other risk factors described therein are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. Consequently, there can be no assurance that actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences.